                                                                    Exhibit 3.13

                         AMENDED AND RESTATED BY - LAWS

                                       OF

              EVERGREEN AVIATION GROUND LOGISTICS ENTERPRISE, INC.
                            (A Delaware Corporation)

                                    ARTICLE I

                                     OFFICES

          1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent at that address shall be The Corporation Trust Company.

          1.2 Other Offices. The Corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                              STOCKHOLDER MEETINGS

          2.1 Annual Meeting. The annual meeting of stockholders of the Corporation shall be held for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting at such hour as may be designated in the notice of meeting on the first Tuesday in April each year, or if such date falls on a day during which the banks are closed, on the first business day thereafter during which the banks are open.

          If the election of directors shall not be held on the day designated for the annual meeting or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders as soon thereafter as convenient. At such meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting duly called and held.

          2.2 Special Meeting. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, if any, the President or any officer of the Corporation instructed by the Board of Directors to call such a meeting, and shall be called by the Chairman of the Board, if any, the President or the Secretary at the request in writing of a majority of the directors or of the holders of record of at least one-third of the issued and outstanding capital stock of the Corporation then entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

          2.3 Place and Time. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, and such time as the Board of Directors may, from time to time, fix.

          2.4 Notice. Notice of all meetings shall be in writing and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and to which its business will be limited. The notice for a special meeting shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than 10 days nor more than 60 days before the date of the meeting, to each stockholder entitled thereto. If mailed, such notice shall be deemed given when deposited in a United States post office or letter box with first-class postage thereon prepaid, directed to the stockholder at his record address or at such other address for the mailing of notices as he may have furnished in writing to the secretary of the Corporation. Notice of a meeting need not be given to any stockholder who attends such meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or who submits a signed waiver of notice in person or by proxy, before or after the meeting.

          2.5 Adjourned Meeting. No notice need be given of any adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled thereto. At any adjourned meeting the Corporation may transact any business which might have been transacted on the original date of the meeting.

          2.6 Conduct of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or, in his absence, by the President, if present, or, in the absence of both, by a Vice President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

          2.7 List of Stockholders. The Secretary or such other officer of the Corporation having charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          2.8 Quorum. Except as otherwise provided by statute or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn a meeting despite the absence of a quorum.

          2.9 Proxy Representation. Any stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or-participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          2.10 Voting. Except as otherwise provided by statute or by the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting rights shall be entitled at each meeting of stockholders to one vote for each share of stock of the Corporation standing in his name on the records of the Corporation on the date fixed as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting. Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action other than the election of directors to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares of stock present, in person or by proxy, and entitled to vote on such action. Directors shall be elected as provided in 3.2 of Article III. No vote need be by ballot, but in case of a vote by ballot, each ballot shall be signed by the voting stockholder or his proxy and shall state the number of shares of stock voted.

                                   ARTICLE III

                                    DIRECTORS

          3.1 Powers, Qualifications and Number. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation, except as may be otherwise provided by statute or the Certificate of Incorporation. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the Board of Directors shall be no more than seven, unless changed as provided below, and in any event shall be at least three, except that, where all the shares are owned beneficially and of record by fewer than three shareholders the number of directors may be less than three but not less than the number of such shareholders. Subject to the foregoing limitation, such number may be increased or decreased at any time and from time to time by a resolution of the Board of Directors adopted by a majority of the directors which the Corporation would have if there were no vacancies or, if the number is not fixed, the number shall be one where there continues to be only one person who or which owns all of the shares of the Corporation beneficially and of record. No decrease in the number of directors shall become effective until the next annual meeting of stockholders if its effectiveness would shorten the term of any incumbent director.

          3.2 Election, Term and Vacancies. Except as otherwise provided by statute or by the Certificate of Incorporation, directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast thereat by the holders of shares of stock present, in person or by proxy, and entitled to vote in the election; such directors and directors who are elected in the interim prior to such a meeting to fill newly created directorships shall hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. In the interim prior to a meeting of stockholders for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors, may be filled by the vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall hold office for the unexpired term of his predecessor.

          3.3 Resignation and Removal. Any director may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any or all of the directors may be removed for cause or without cause by the stockholders at a special meeting therefor and, except as otherwise provided by statute or by the Certificate of Incorporation, may be removed for cause by the Board of Directors.

          3.4 Executive Committee. Whenever there shall be more than three directors, the Board of Directors may, by resolution adopted by a majority of the directors which the Corporation would have if there were no vacancies, designate from among its members three or more directors to constitute an Executive Committee which, to the extent conferred by the resolution designating it and except as otherwise provided by statute, shall have and may exercise all the authority of the Board of Directors. Whenever the Board of Directors is not in session or whenever a quorum fails to attend any regular, stated or special meeting of the Board of Directors, such committee shall advise and aid the officers of the Corporation in all matters concerning the management of its business and affairs and generally, except as limited above, perform such duties and exercise such powers as may be performed and exercised by the Board of Directors from time to time, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Unless the Board of Directors shall provide otherwise, a majority of the members of the Executive Committee may fix the time and place of and shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee shall keep written minutes of its proceedings, reporting such minutes to the Board of Directors, and may make rules for the conduct of its business and appoint any subcommittees and assistants it considers necessary. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of or dissolve such committees.

          3.5 Other Committees. The Board of Directors may, by resolution adopted by a majority of the directors which the Corporation would have if there were no vacancies, designate from among its members two or more directors to constitute committees, other than the Executive Committee, which committees, to the extent conferred by the resolutions designating such committees and except as otherwise provided by statute, shall have and may exercise the authority of the Board of Directors. Unless the Board of Directors shall provide otherwise, a majority of the members of any such committee may fix the time and place of its meetings and determine its action. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing committees consisting in whole or in part of persons who are not directors of the Corporation, provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

          3.6 Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services to the corporation in any capacity, including a fixed sum and reimbursement of expenses for attendance at meetings of the Board of Directors and committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation, its subsidiaries or affiliates in any capacity and receiving compensation therefor.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

          4.1 Place, Time, Call and Notice. Meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time fix or as shall be specified in the notice of any such meeting, except that the first meeting of a newly elected Board of Directors for the election or appointment of officers and the transaction of other business shall be held as soon after its election as the directors may conveniently assemble and, if possible, at the place at which the annual meeting of stockholders which elected them was held. No call or notice shall be required for regular or state meetings for which the time and place have been fixed, and no notice shall be required for any first meeting of a newly elected Board of Directors which is held immediately following an annual meeting of stockholders at the same place as such meeting. If any day fixed for a regular or stated meeting shall be a legal holiday at the place where the meeting is to be held, such meeting shall be held at the scheduled hour on the next business day not a legal holiday. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the President or a majority of the directors of the Corporation, and notice of the time and place thereof and of any first meeting of a newly elected Board of Directors which is not held immediately following an annual meeting of stockholders at the same place as such meeting shall be given by the Secretary of the Corporation to each director by mail, depositing such notice in a sealed wrapper addressed to such director in a United States post office or letter box, with first-class postage thereon prepaid, at least two days before the day on which such meeting is to be held, or by telegraph, cable or wireless addressed to such director or delivery to him personally or by telephone at least 24 hours before the time at which such meeting is to be held. The notice of any meeting need not specify the purpose thereof. Any requirement of furnishing a notice shall be waived by any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, that such meeting is not lawfully called or convened.

          4.2 Quorum and Action. A majority of the directors which the Corporation would have if there were no vacancies shall constitute a quorum, except that when a vacancy or vacancies prevent such a majority, a majority of the directors then in office shall constitute a quorum, provided such majority shall constitute at least one-third of the directors which the Corporation would have if there were no vacancies. A majority of the directors present, whether or not a quorum, may adjourn a meeting to another time and place. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally scheduled. Except as otherwise provided herein or by statute, the vote of a majority of the directors present at the time of the vote, a quorum being present at such time, shall be the act of the Board of Directors.

          4.3 Conduct of Meetings. The Chairman of the Board, if any and if present, shall preside at all meetings. Otherwise, the President or any other director chosen by the Board of Directors shall preside. The Secretary of the Corporation, if a director and present, shall act as secretary of the meeting and keep the minutes thereof. Otherwise, a director appointed by the chairman of the meeting shall act as secretary and keep the minutes thereof.

          4.4 Informal Action. Any member or members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

                                    ARTICLE V

                                    OFFICERS

          5.1 Number, Election and Vacancies. The Board of Directors at its first meeting after the election of directors in each year shall elect or appoint a President, a Secretary and a Treasurer and may elect or appoint a Chairman of the Board, a Chairman of the Executive Committee and one or more Vice Presidents (one or more of which may be designated by the Board of Directors as Executive or Senior Vice Presidents). The Chairman of the Board and the Chairman of the Executive Committee, if any, must be directors of the Corporation. The Board of Directors may at any time and from time to time elect or appoint a Controller and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers, agents and employees as it may deem desirable. Any number of offices may be held by the same person. The election or appointment of an officer shall not of itself create any contract rights. A vacancy in any office may be filled for the unexpired term by the Board of Directors at any meeting.

          5.2 Term of Office, Resignation and Removal. Unless otherwise prescribed by the Board of Directors, each officer of the Corporation shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed by the Board of Directors with cause or without cause.

          5.3 Security. The Board of Directors may require any officer, agent or employee of the Corporation to post a bond or give other security for the faithful performance of his duties.

          5.4 Chairman of the Board. The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and the stockholders. He shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          5.5 President. In the absence of the Chairman of the Board, or if there is no Chairman, he shall preside at all meetings of stockholders and directors. He shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.

          5.6 Vice Presidents. Each Vice President shall have such designation as the Board of Directors may determine and such powers and duties as the Board of Directors or, subject to the control of the Board of Directors, as the Chairman of the Board, if any, or the President may from time to time assign to him.

          5.7 Secretary. The Secretary shall, if present, act as the secretary of and keep the minutes of all meetings of the shareholders and, if a director, of the Board of Directors, and shall be responsible for the giving of notice of all meetings of the shareholders and of the Board of Directors. He shall be custodian of the seal of the Corporation, which he shall affix to any instrument requiring it whose execution has been authorized, and of the corporate records (except accounting records), and shall have such other powers and duties as generally pertain to his office and as the Board of Directors or, subject to the control of the Board of Directors, as the Chairman of the Board, if any, or the President may from time to time assign to him.

          5.8 Treasurer. The Treasurer, subject to the direction of the Board of Directors, shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall keep full and accurate accounts of such receipts and disbursements, shall be responsible for deposits in and withdrawals from the depositories of the Corporation, shall disburse the funds of the Corporation as directed by the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, or the President, shall render an account of the financial condition of the Corporation and of his transactions as Treasurer whenever requested by the Board of Directors, the Chairman of the Board, if any, or the President and shall have such other powers and duties as generally pertain to the control of the Board of Directors, the Chairman of the Board, if any, or the President may from time to time assign to him.

          5.9 Other Officers; Absence and Disability. The other officers of the Corporation shall have such powers and duties as generally pertain to their respective offices and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, or the President may from time to time assign to them. The Assistant Vice Presidents, the Assistant Secretaries, the Assistant Treasurers and the Assistant Controllers, if any, shall, in the order of their respective seniorities, in case of the absence or disability of a Vice President, the Secretary, the Treasurer or the Controller, respectively, perform the duties of such officer and have such powers and other duties as the Board of Directors or the Chairman of the Board, if any, or President may from time to time prescribe. In case of the absence or disability of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any person whom it may select.

          5.10 Compensation of Officers. The Board of Directors shall have authority to fix the salary and other compensation, if any, of any officer of the Corporation or to appoint a committee for such purpose. Nothing herein contained shall be construed to preclude any officer from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation, but any such officer who is also a director shall not have any vote in the determination of the salary or other compensation to be paid to him.

                                   ARTICLE VI

                        CORPORATE RECORDS; BANK ACCOUNTS

          6.1 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or be in the form of punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled by statute to inspect the same.

          6.2 Examination of Books by Stockholders. The books, accounts and records of the Corporation may be kept at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether and to what extent the books, accounts and records of the Corporation, or any of them, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account or record of the Corporation except as provided by statute or by resolution of the Board of Directors.

          6.3 Bank Accounts. The Board of Directors may from time to time authorize the opening and maintenance of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

                                   ARTICLE VII

                                 SHARES OF STOCK

          7.1 Certificates Representing Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

          The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

          7.2 Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

          7.3 Record Date For Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          7.4 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars, whose respective duties shall be defined by the Board of Directors. The duties of transfer agent and registrar may be combined. No certificate for shares of stock shall be valid unless countersigned by a transfer agent, if the Corporation has a transfer agent, or by a registrar, if the Corporation has a registrar. The signature of a transfer agent or a registrar may be a facsimile.

                                  ARTICLE VIII

                                 CORPORATE SEAL

          The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe. The Corporate seal on any corporate bond or other obligation for the payment of money may be a facsimile, engraved or printed.

                                   ARTICLE IX

                                  FISCAL YEAR

          The fiscal year of the Corporation shall end on the last day of February of each year, unless otherwise determined by the Board of Directors.

                                    ARTICLE X

                 VOTING OF SHARES OF STOCK IN OTHER CORPORATIONS

          Shares of stock in other corporations which are held by the Corporation may be voted by the President, Secretary, Treasurer or a Vice President of the Corporation, or by a proxy or proxies appointed by one of them, provided, however, that the Board of Directors may in its discretion appoint some other person to vote such shares of stock.

                                   ARTICLE XI

                              AMENDMENT OF BY-LAWS

          These by-laws may be amended or repealed or new by-laws adopted (a) by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders, or (b) if the Certificate of Incorporation so provides, by action of the Board of Directors at a regular or special meeting thereof, provided that any by-law which provides for the election of directors by classes for staggered terms shall be adopted by the stockholders. Any by-law made by the Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.